Exhibit 99.1

Alliance Entertainment Reports Third Quarter and Nine Month Fiscal 2023 Financial Results

Completes Business Combination and Becomes Publicly Traded Company

Third Quarter Fiscal 2023 Net Revenues Totaled $227.7 Million

Plantation, FL – May 22, 2023 – Alliance Entertainment Holding Corporation (OTC: AENT) (“Alliance Entertainment”, “Company”), a distributor and wholesaler of the world’s largest in stock selection of music, movies, video games, electronics, arcades, and collectibles, has reported its financial and operational results for the fiscal third quarter and nine-month period ended March 31, 2023.

Third Quarter and Subsequent 2023 Operational Highlights

•	Completed its business combination with Adara Acquisition Corp.

•	2023 Record Store Day on Saturday, April 22, 2023 broke a sales record for most vinyl sold in a single day with more than 800,000 units of vinyl created and shipped to participating independent record stores and retail sales expected to surpass $32 million.

•	Signed a multi-year home entertainment licensing agreement with The Walt Disney Company to distribute hundreds of select physical (Blu-ray and DVD) live-action film and television properties from the ABC Signature, 20th Television, Hollywood Pictures, Touchstone Pictures, and 20th Century Studios content libraries.

•	Company’s AMPED Distribution celebrated 10 years of business with impressive wins at the 2023 Grammy™ Awards and Billboard™ Charts dominance, with 26 nominations across their distributed labels for the 2023 Grammy™ Awards, resulting in seven impressive wins.

•	Extended its partnership with the Criterion Collection, a continuing series of important classic and contemporary films on home video, continuing the distribution of the Criterion Collection’s titles in the physical media space across the United States, along with all backroom services including inventory, order management and financial services.

•	Partnered with AutoStore™ and Swisslog to design and install a cube-based warehouse automated storage and retrieval system (ASRS) that is now live and operational at the Company’s 873,000 square foot Kentucky warehouse.

•	Implemented cost savings initiatives, including headcount reduction and management salary cuts, to address macroeconomic headwinds caused by increased inflation and interest rates, and retailers’ relatively conservative inventory positions.

•	Announced ticker symbol change of the Company’s common stock and warrants on the OTC under the ticker symbol “AENT” and “AENTW,” and Company trading name on the OTC changed from “Adara Acquisition Corp.” to “Alliance Entertainment Holding Corporation”.

Bruce Ogilvie, Chairman of Alliance Entertainment, commented, “The third quarter was highlighted by the close of our business combination with Adara Acquisition Corp. and continued operational execution as a premier distributor of music, movies, and consumer electronics. As a public company, we are now well positioned to pursue future strategic combinations that further diversify our products offerings, and to invest in our operations and proprietary technology. Throughout the year we have continued to build on our foundation as one of the largest physical media and entertainment product distributors in the world, securing new partnerships and shifting toward larger scale automation in our operations.

“While the fiscal third quarter was highly focused on our business combination, we signed several agreements of note. Our licensing agreement with The Walt Disney Company is a testament to our solid reputation as a premier resource for major studio content providers. Titles will benefit from our vast network of physical and e-commerce retailers, including several where we have proprietary fixtures for DVD and Blu-ray™ products. Our continuing partnership with the Criterion Collection allows us to distribute their top-shelf catalog to appreciative fans of classic and contemporary films of arthouse cinema and independent filmmaking.

“Operationally, during the quarter we installed a cube-based warehouse automated storage and retrieval system that is now live and operational, supporting order fulfillment of 33 million pieces of inventory across more than 425,000 SKUs. With our incredible growth in Vinyl shipments at our Kentucky warehouse, we needed a system that could reduce the distance walked to pick product, to store in a more compact form, and reduce the amount of labor needed to handle the product. This system is designed to support future capacity as we shift toward larger scale automation.”

Jeff Walker, Chief Executive Officer of Alliance Entertainment, added, “Along with our investments in automated handling we are focused on strategic cost initiatives to address macroeconomic headwinds caused by increased inflation and interest rates, and our retailers reacting relatively conservatively with their inventory positions. As the macro issues impacting us subside, we have implemented multiple value-creation initiatives to reduce costs, including headcount reduction and management salary cuts. We believe that in combination with these initiatives, we have put in place a long-term strategy with the competitive advantages that will position us for ongoing success.

“Looking ahead, we continue to expand and diversify by adding brands, product categories, and retail partnerships in combination with various cost cutting initiatives. To support this growth, we are investing in automating facilities and upgrading proprietary software. As a public company with strong cash flow and with access to capital markets, we are well positioned to grow through acquisitions, enhance DTC relationships, and expand product offerings. Finally, we are working to uplist to a national stock exchange that better aligns with our corporate identity and enhances our visibility with investors. We look forward to providing updates on our progress in the months ahead,” concluded Walker.

Third Quarter FY2023 Financial Results

•	Net revenues for the fiscal third quarter ended March 31, 2023 were $227.7 million, compared to $320.4 million in the same period of 2022, a decrease of 29%, due mainly to conservative inventory positions by our business to business (“B2B”) customer base and direct to consumer (“DTC”) sales channels caused by macroeconomic uncertainty.
•	For the nine months ended March 31, 2023 net revenues were $911.6 million, compared to $1.152 billion for the nine months ended March 31, 2022.

•	Gross profit for the fiscal third quarter ended March 31, 2023 was $27.3 million, compared to $40.1 million in the same period of 2022, a decrease of 32%.
•	For the nine months ended March 31, 2023 gross profit was $74.0 million, compared to $153.9 million for the nine months ended March 31, 2022.
•	Gross profit margin for the fiscal third quarter ended March 31, 2023 was 12.0%, down from 12.5% in the same period of 2022.
•	For the nine months ended March 31, 2023 gross profit margin was 8.1%, down from 13.4% for the nine months ended March 31, 2022.
•	Net loss for the fiscal third quarter ended March 31, 2023 was $7.8 million, compared to net income of $3.7 million for the same period of 2022.
•	For the nine months ended March 31, 2023 net loss was $30.8 million, compared to net income of $33.2 million for the nine months ended March 31, 2022.
•	Adjusted EBITDA loss for the fiscal third quarter ended March 31, 2023 was ($2.4) million, compared to Adjusted EBITDA of $9.6 million for the same period of 2022.
•	For the nine months ended March 31, 2023 Adjusted EBITDA loss was ($21.0) million, compared to Adjusted EBITDA of $60.6 million for the nine months ended March 31, 2022.

Non-GAAP Financial Measures: We define Adjusted EBITDA as net gain or loss adjusted to exclude: (i) income tax expense; (ii) other income (loss); (iii) interest expense; and (iv) depreciation and amortization expense and (v) other infrequent, non- recurring expenses. Our method of calculating Adjusted EBITDA may differ from other issuers and accordingly, this measure may not be comparable to measures used by other issuers. We use Adjusted EBITDA to evaluate our own operating performance and as an integral part of our planning process. We present Adjusted EBITDA as a supplemental measure because we believe such a measure is useful to investors as a reasonable indicator of operating performance. We believe this measure is a financial metric used by many investors to compare companies. This measure is not a recognized measure of financial performance under GAAP in the United States and should not be considered as a substitute for operating earnings (losses), net earnings (loss) from continuing operations or cash flows from operating activities, as determined in accordance with GAAP. See the table below for a reconciliation, for the periods presented, of our GAAP net income (loss) to Adjusted EBITDA.

US-GAAP NET INCOME (LOSS) TO ADJUSTED EBITDA RECONCILIATION

	Three Months Ended	Three Months Ended
($ in thousands)	March 31, 2023	March 31, 2022
Net Income (Loss)	$(7,750)	$3,714
Add back:
Interest Expense	3,207	1,004
Income Tax Expense (Benefit)	(2,864)	1,173
Depreciation and Amortization	1,679	1,958
EBITDA	$(5,728)	$7,849
Adjustments
IC-DISC	—	1,751
Mergers & Acquisition Fees	—	3
SPAC Merger Transaction Cost	3,348	—
Adjusted EBITDA	$(2,380)	$9,603
Adjusted EBITDA for the three months ended March 31, 2023, includes the following expenses:
Incremental Storage Fees Arcades	$872

	Nine Months Ended	Nine Months Ended
($ in thousands)	March 31, 2023	March 31, 2022
Net Income (Loss)	$(30,774)	$33,240
Add back:
Interest Expense	9,105	2,740
Income Tax Expense (Benefit)	(11,380)	10,497
Depreciation and Amortization	4,845	6,330
EBITDA	(28,204)	52,807
Adjustments
IC-DISC	2,833	8,014
SPAC Merger Transaction Cost	3,348	—
Mergers & Acquisition Fees	1,007	(251)
Gain on Disposal of PPE	(3)	—
Adjusted EBITDA	$(21,019)	$60,570

Adjusted EBITDA for the nine months ended March 31, 2023, includes the following expenses:

Excessive International Transportation Costs (Units Sold)	$8,241
Excessive International Transportation Costs (On Hand)	7,100
Markdown for Arcades Sold	12,156
Incremental Storage Fees Arcades	3,950
Consumer Products Inventory Reserve	3,700
Total	$35,147

About Alliance Entertainment

Alliance Entertainment is a premier distributor of music, movies, and consumer electronics. We offer over 425,000 unique in stock SKU’s, including over 57,300 exclusive compact discs, vinyl LP records, DVDs, Blu-rays, and video games. Complementing our vast media catalog, we also stock a full array of related accessories, toys and collectibles. With more than thirty-five years of distribution experience, Alliance Entertainment serves customers of every size, providing a robust suite of services to resellers and retailers worldwide. Our efficient processing and essential seller tools noticeably reduce the costs associated with administrating multiple vendor relationships, while helping omni-channel retailers expand their product selection and fulfillment goals. For more information, visit www.aent.com.

Forward Looking Statements

Certain statements included in this Press Release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of other financial and performance metrics and projections of market opportunity. These statements are based on various assumptions, whether identified in this Press Release, and on the current expectations of Alliance’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by an investor as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Alliance. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political, and legal conditions; failure to realize the anticipated benefits of the recently completed business combination; risks related to the rollout of Alliance’s business and the timing of expected business milestones; the effects of competition on Alliance’s future business; risks and failure by Alliance to meet the covenant requirements of its revolving credit facility, its ability to issue equity or equity-linked securities or obtain debt financing in the future, Alliance’s securities having been delisted from the NYSE American and not trading on a national securities exchange and the potential negative effect on the price and liquidity of Alliance’s securities and those factors discussed in Alliance’s Annual Report on Form 10-K filed with the SEC on March 30, 2023 under the heading “Risk Factors” and other documents filed with the SEC.

Additional risks related to Alliance’s business in particular include, but are not limited to competition, the ability of Alliance to grow and manage growth profitably, the ability of Alliance to maintain relationships with customers and suppliers and retain key employees; changes in the applicable laws or regulations; the possibility that Alliance may be adversely affected by other economic, business, a material weakness in Alliance’s internal control over financial reporting, and/or competitive factors; the impact of the global COVID-19 pandemic. There may be additional risks and uncertainties that Alliance does not presently know or currently believes are immaterial that could cause actual results to differ from those contained in the forward-looking statements. Such risk factors also include, among others, future growth expectations and acquisitions; specific economic conditions in the United States; changes in laws and regulations; potential liability from future litigation; the diversion of management time on acquisitions and integration related issues; modifications or adjustments to Alliance’s financial statements as a result of applicable securities laws; and general economic conditions. Most of these factors are outside Alliance’s control and are difficult to predict.

For investor inquiries, please contact:

MZ Group

Chris Tyson/Larry Holub

(949) 491-8235

AENT@mzgroup.us

ALLIANCE ENTERTAINMENT HOLDING CORPORATION

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

($ in thousands) except share information	March 31, 2023	June 30, 2022
	(Unaudited)
Assets
Current Assets
Cash and Cash Equivalents	$1,034	$1,469
Trade Receivables, Net	79,444	98,699
Related Party Receivable	—	245
Inventory, Net	163,057	249,439
Other Current Assets	7,852	9,128
Total Current Assets	251,387	358,980
Property and Equipment, Net	11,266	3,284
Operating Lease Right-Of-Use Assets	7,493	8,360
Goodwill	87,151	79,903
Intangibles, Net	24,754	18,764
Other Long-Term Assets	270	3,748
Deferred Tax Asset, Net	5,904	—
Total Assets	$388,225	$473,039
Liabilities and Stockholders' Equity
Current Liabilities
Accounts Payable	$149,780	$198,187
Accrued Expenses	9,805	11,573
Current Portion of Operating Lease Obligations	3,740	4,453
Current Portion of Finance Lease Obligations	2,404	—
Revolving Credit Facility, Net	127,343	135,968
Promissory Note	472	—
Income Taxes Payable	—	418
Total Current Liabilities	293,544	350,599
Warrants	205	—
Finance Lease Obligation, Non- Current	5,909	3,377
Operating Lease Obligations, Non-Current	4,608	4,864
Deferred Tax Liability	—	5,271
Total Liabilities	304,266	364,111
Commitments and Contingencies (Note 12)
Stockholders' Equity
Preferred Stock Par Value $0.0001 per share, Authorized 1,000,000 shares, 0 shares Issued and Outstanding	—	—
Common Stock: Par Value $0.0001 per share, Authorized 550,000,000 shares at March 31, 2023, and 100,000,000 at June 30, 2022; Issued and Outstanding 49,167,170 Shares as of March 31, 2023, and 47,500,000 at June 30, 2022	5	5
Paid In Capital	44,326	39,995
Treasury Stock	—	(2,674)
Accumulated Other Comprehensive Loss	(66)	(66)
Retained Earnings	39,694	71,668
Total Stockholders' Equity	83,959	108,928
Total Liabilities and Stockholders' Equity	$388,225	$473,039

ALLIANCE ENTERTAINMENT HOLDING CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE (LOSS) INCOME

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
($ in thousands except share and per share amounts)	March 31, 2023	March 31, 2022	March 31, 2023	March 31, 2022
Net Revenues	$227,728	$320,412	$911,590	$1,152,198
Cost of Revenues (excluding depreciation and amortization)	200,402	280,274	837,897	998,304
Operating Expenses
Distribution and Fulfillment Expense	14,923	15,755	50,153	48,961
Selling, General and Administrative Expense	14,783	14,754	44,559	44,364
Depreciation and Amortization	1,679	1,957	4,845	6,330
Transaction Costs	3,348	31	4,355	(251)
IC DISC Commissions	—	1,751	2,833	8,014
Loss on Disposal of Fixed Assets	—	—	(3)	—
Total Operating Expenses	34,733	34,248	106,742	107,418
Operating (Loss) Income	(7,407)	5,890	(33,049)	46,477
Other Expenses
Interest Expense, Net	3,207	1,004	9,105	2,740
Total Other Expenses	3,207	1,004	9,105	2,740
(Loss) Income Before Income Tax (Benefit) Expense	(10,614)	4,887	(42,154)	43,737
Income Tax (Benefit) Expense	(2,864)	1,173	(11,380)	10,497
Net (Loss) Income	(7,750)	3,714	(30,774)	33,240
Net (Loss) Income per Share – Basic and Diluted	$(0.16)	$0.08	$(0.64)	$0.70
Weighted Average Common Shares Outstanding	48,426,206	47,500,000	47,804,228	47,500,000

ALLIANCE ENTERTAINMENT HOLDING CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended	Nine Months Ended
($ in thousands)	March 31, 2023	March 31, 2022
Cash Flows from Operating Activities:
Net (Loss) Income	$(30,774)	$33,240
Adjustments to Reconcile Net (Loss) Income to
Net Cash Provided by (Used in) Operating Activities:
Inventory write-down	10,800	—
Depreciation of Property and Equipment	1,804	2,438
Amortization of Intangible Assets	3,041	3,872
Amortization of Deferred Financing Costs (Included in Interest)	125	125
Bad Debt Expense	330	170
Gain on Disposal of Fixed Assets	(3)	—
Changes in Assets and Liabilities, Net of Acquisitions
Trade Receivables	22,213	(5,539)
Related Party Receivable	245	476
Inventory	80,814	(108,113)
Income Taxes Payable\Receivable	(11,960)	(1,905)
Operating Lease Right-Of-Use Assets	867	3,190
Operating Lease Obligations	(969)	(3,391)
Other Assets	5,606	(3,773)
Accounts Payable	(73,313)	(10,095)
Accrued Expenses	(512)	5,662
Net Cash Provided by (Used in) Operating Activities	8,314	(83,643)
Cash Flows from Investing Activities:
Cash Received for Business Acquisitions, Net of Cash Acquired	1	—
Net Cash Provided by Investing Activities	1	—
Cash Flows from Financing Activities:
Payments on Financing Leases	—	(773)
Payments on Seller Notes	—	(3,750)
Payments on Revolving Credit Facility	(873,137)	(1,078,603)
Borrowings on Revolving Credit Facility	864,387	1,158,328
Proceeds from Financing advancements	—	3,377
Capital Contribution	—	2,518
Net Cash (Used in) Provided by Financing Activities	(8,750)	81,097
Net Decrease in Cash and Cash Equivalents	(435)	(2,546)
Cash, Beginning of the Period	1,469	4,028
Cash, End of the Period	$1,034	$1,482
Supplemental disclosure for Cash Flow Information
Cash Paid for Interest	$10,128	$1,848
Cash Paid for Income Taxes	$586	$2,692
Supplemental Disclosure for Non-Cash Investing Activities
Fixed Asset Financed with Debt	$8,252	$—
Capital Contribution	$6,592	$—